EXHIBIT 99.1

                             [LOGO OF OLD NATIONAL]

                       P.O. Box 718 - Evansville, IN 47705
                                NYSE Symbol: ONB

NEWS RELEASE

SUBJECT:   OLD NATIONAL REPORTS SECOND-QUARTER EARNINGS OF $.43;
           YEAR-TO-DATE FEE INCOME GROWTH OF 39% OFFSETS MARGIN
           CONTRACTION.

DATE:      July 24, 2003

For Further Information Call: John Poelker - (812) 461-9099
                              Executive Vice President - Chief Financial Officer

                              Lynell Walton - (812) 464-1366
                              Assistant Vice President - Investor Relations


Old National Bancorp (NYSE: ONB) announced that its second-quarter earnings were $27.1 million, or $.43 per share, a decline from the $28.5 million, or $.44 per share earned in the second quarter of 2002. Earnings for the quarter were an improvement over the $26.3 million, or $.41 per share, earned in the first quarter of 2003.

For the six-months ended June 30, 2003, Old National earned $53.3 million compared to $56.4 million during the same period of 2002. On a per share basis, the earnings were $.84 per share, a 3.4% reduction from the $.87 per share earned during the first six months of 2002.

At June 30, 2003, total assets were $9.738 billion compared with $9.299 billion at June 30, 2002. Shareholders' equity at June 30, 2003, amounted to $765.7 million and represented $12.05 per share, up from the $695.4 million, or $10.83 per share, at June 30, 2002.

Old National Chairman & CEO Jim Risinger commented, "The prolonged economic downturn that our country has faced over the last two to three years has been particularly severe here in our home state of Indiana. In addition to the impact of historically low interest rates on our margins, the weak regional economy is having a continued negative impact on the quality of our loan portfolio as evidenced by a further increase in our underperforming assets at June 30, 2003.

"We are continuing to move aggressively in addressing these challenges. During the second quarter we strengthened our reserve for loan losses, sold a portion of our delinquent mortgage loans, and announced a further streamlining of our banking management structure and the closure of ten underperforming branches. As an offset to the reserve addition and the further negative impact of falling rates on our net interest margin, we took additional gains in our investment portfolio, which has

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

seen a dramatic rise in value as interest rates have declined. We continue to be pleased with our ability to sustain relatively stable earnings in this challenging environment, having generated a total of $114.9 million of net income over the last four quarters."


Balance Sheet & Funding

Commercial and consumer loans showed modest growth during the second quarter of $63.5 million compared to a slight decline in outstandings during the first quarter of 2003. Compared to balances at June 30, 2002, commercial and consumer loans are up $55.3 million, an increase of 1.2%. This modest growth in loans continues to reflect the weaknesses in the regional economies served by Old National and intensified credit quality standards.

Residential mortgage loans continue to liquidate, reflecting historically low mortgage finance rates and the related boom in refinancing. Old National continues to provide refinancing to its customers, with the majority of these new loans being sold into the secondary market and thus not appearing on the balance sheet. Cash flows from this continuing liquidation of mortgage loan outstandings, which amounted to $75.8 million during the second quarter, are being reinvested in the investment portfolio. Revenue from these mortgage banking activities, included in other income, was $9.3 million during the first half of 2003 and represents a 52.5% increase over the same period last year.

Old National has continued to increase its investment portfolio over recent quarters in order to provide an offset to liquidating mortgages and the lack of loan growth. The investment portfolio at June 30, 2003, was $3.334 billion, a modest growth from the $3.321 billion outstanding at March 31, 2003, but up $604.8 million from June 30, 2002.

During the second quarter, the company recognized gains of $20.8 million on the sales of securities. These gains were taken to offset the increased provision for loan losses, the deterioration in the net interest margin, and a $2.1 million adjustment to the market value of the mortgage servicing rights asset.

Core deposits grew by $142.3 million during the quarter, a growth of 2.3%. The mix of the company's deposits continues to shift significantly toward lower cost transaction accounts and away from higher cost CD's. Demand deposits, NOW & Savings accounts, and Money Market accounts have increased $433.1 million since June 30, 2002, and represent 56.0% of core deposits compared to 48.7% a year ago. Over the same time period, CD's and other time deposits have declined by $476.2 million.

Old National continues to lower deposit rates to reflect both changing funding requirements and the low levels of rates in the market. However, as has been the case with many banks, the reduction in deposit rates has not kept pace with reductions in the yields on loans and investments, putting pressure on net interest earnings.


Credit Quality

Net charge-offs for the second quarter of 2003 were $8.5 million, down from the $12.7 million recorded during the first quarter of 2003. The total for the first six months of 2003 was $21.2 million, a significant increase over the $8.4 million charged off during the first six months of 2002. Included in the second-quarter 2003 charge-offs was $2.2 million of write-downs taken in connection with the sale of $11.1 million of delinquent mortgage loans to an independent investor. When combined with an

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

$8.5 million charge-off on a single commercial credit in the first quarter, these two items amount to $10.7 million of the $21.2 million charge-offs during the first six months of the year.

Non-performing loans increased during the quarter to $146.4 million from the $116.5 million at March 31, 2003. The increase in non-performing loans reflected additional loans being categorized as non-accrual. Total underperforming assets, which also includes 90 days past due loans and foreclosed properties, totaled $160.9 million at June 30, 2003, compared with $139.6 million at March 31, 2003.

While total nonaccrual loans increased, Old National's total portfolio of classified and criticized loans has been reduced by $97.2 million since December 31, 2002.

Old National made a provision for loan losses during the quarter of $22.5 million, a significant increase from the $9.0 million recorded during the first quarter. For the first six months of 2003, the provision amounted to $31.5 million and resulted in a $14.0 million net increase in the reserve for loan losses compared to March 31, 2003. The reserve for loan losses at June 30, 2003, was $98.0 million compared to $80.9 million at June 30, 2002.

The reserve for loan losses as a percentage of total loans was 1.74% at June 30, 2003, compared with 1.37% at June 30, 2002. The reserve as a percentage of non-performing loans was 67% at June 30, 2003.

In commenting on the company's credit quality position, Old National Executive Vice President and Chief Credit Officer Daryl Moore observed, "The regional economic downturn continues to put pressure on our corporate and consumer borrowers. We have been aggressively addressing the credit quality issue since it first began to manifest itself in increased levels of non-performing loans during the middle of last year. We have tightened underwriting standards, assigned additional resources to restructuring and workout efforts, increased our reserve coverage to the total loan portfolio, and moved troubled loans out of the bank through both customer refinancing and the direct sale of loans, such as the mortgage sale we closed during the second quarter.

"We are continuing to assess the possibility of additional sales of troubled and non-performing loans. We are confident that our reserve for loan losses is adequate for our current loan portfolio and are continuing to carefully monitor loss and delinquency trends."


Net Interest Income

Net interest income during the second quarter was $74.8 million, down $1.4 million from the first quarter and $4.8 million, or 6.0%, from the second quarter of 2002. For the first six months of 2003, net interest income amounted to $151.0 million, 5.6% below the $160.0 million recorded during the same period of 2002.

The net interest margin for the quarter was 3.35% compared to 3.46% in the first quarter and 3.71% during the second quarter of 2002.

A variety of factors continue to impact the net interest margin. Historically low levels of interest rates, accelerated prepayments of mortgage-related assets, lack of commercial loan demand, and the difficulty in lowering deposit rates are among the factors creating the downward pressure on the margin. Old National has maintained a relatively neutral net interest rate risk position and would

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

expect that these pressures on the margin will continue until the economic and interest rate environment begins to improve.


Other Income

Fee and service charge revenue continues to be a very significant contributor to overall revenue growth, with the $2.0 million increase in the second quarter more than offsetting the $1.4 million decline in net interest income. Total fee and service charge revenue for the second quarter was $42.2 million, 39.7% ahead of last year's second-quarter revenue of $30.2 million. On a year-to-date basis, fee and service charge revenue was $82.4 million compared with $59.1 million during the first half of 2002, an increase of 39.4%.

The increases in fees have occurred across all segments of Old National's fee generating businesses. Deposit-related fees and service charges are up 14.4% over the first half of 2002 reflecting the steady growth in transaction accounts over that period as well as a continued focus on fee generation.

Within Old National's Signature Group of businesses, which include trust and asset management, insurance agencies and brokerage services, revenue was up $1.2 million compared to the first quarter of 2003 and for the first six months of 2003 was $35.1 million, a $15.9 million increase over the same period in 2002. Much of this growth has come through acquisitions in both the asset management consulting and insurance agency segments of the operation but traditional trust and brokerage services have also experienced internal growth.

Mortgage banking activities continue to provide a natural offset against the negative impact of low rates on the company's net interest margin. Refinancing originations continue to run at a pace significantly ahead of last year, resulting in significant increases in mortgage-related revenues. For the second quarter of 2003, mortgage revenue was $4.9 million, up from $4.4 million in the first quarter. Second-quarter revenue was net of a $2.1 million increase in the impairment reserve for the company's mortgage servicing rights asset. The charge is based on estimated future prepayment speeds of the portfolio of mortgages serviced for others. The net mortgage servicing rights asset at June 30, 2003, was $9.8 million and represented .60% of the $1.638 billion loans sold servicing portfolio.


Other Expense

Operating expenses for the second quarter totaled $74.0 million, an increase of $3.8 million over the first quarter of 2003. For the first six months of 2003, total operating expenses were $144.1 million, an increase of $22.3 million over the same period in 2002.

Included in the second-quarter expenses were severance and other related charges amounting to $1.6 million incurred in connection with the planned closure of branches and the streamlining of management in banking and other operational areas during the third quarter. These actions are expected to result in annualized expense reductions of approximately $5.0 million.

For the first six months of 2003, operating expenses included $12.3 million of expenses directly related to companies acquired under purchase accounting since June 30, 2002, and are therefore not included in operating expenses for the first half of 2002.

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

CEO Risinger, in commenting on the second-quarter results, added, "We are gratified with our ability to generate solid earnings and returns on our shareholders' equity during these difficult economic times. Our continued focus on expanding our products and services, along with diversifying our geographic markets, has certainly benefited us. We are committed to improving our credit quality as quickly as possible and positioning our balance sheet and capital position to be able to take full advantage of the recovery when it arrives."



Old National Bancorp, a $9.7 billion financial holding company headquartered in Evansville, IN, employs more than 3,000 professionals who advise, design and facilitate financial solutions to help clients reach their goals. Founded in 1834, Old National has grown to include client-focused financial services operations in Indiana, Illinois, Ohio, Kentucky, Tennessee and Missouri. With a special attention to service quality, Old National provides individuals and businesses financial solutions through a broad range of banking services as well as trust and investment services, insurance brokerage services and investment products.




Old National will hold its second-quarter Conference Call at 9:30 a.m. Central on Friday, July 25, 2003. The live audio Webcast of the conference call will be available on the company's Shareholder Relations Web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 12:30 p.m. Central on July 25 through 12:00 midnight on August 8. To access the replay, dial 1-888-203-1112, confirmation code 695482.



                            Forward-Looking Statement
                            -------------------------

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan, softening in the economy which could materially impact credit quality trends and the ability to generate loans, and other matters discussed in this news release. Actual results could materially differ from those contained in or implied by such statements. Old National undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of this release.

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

Old National Bancorp
Financial Highlights
($ in thousands except per share data)

                                                 Three Months Ended
                                                      June 30
--------------------------------------------------------------------------------------

                                                  2003          2002          Change
--------------------------------------------------------------------------------------
Income Data:
--------------------------------------------------------------------------------------
Net Interest Income (FTE)                     $   74,822    $   79,627    $   (4,805)
--------------------------------------------------------------------------------------
Noninterest Income                                42,163        30,167        11,996
--------------------------------------------------------------------------------------
Securities Gains                                  20,750           957        19,793
--------------------------------------------------------------------------------------
Total Revenue (FTE)                              137,735       110,751        26,984
--------------------------------------------------------------------------------------
Provision for Loan Losses                         22,500         7,500        15,000
--------------------------------------------------------------------------------------
Other Expense                                     73,960        60,545        13,415
--------------------------------------------------------------------------------------
Income before Taxes                               41,275        42,706        (1,431)
--------------------------------------------------------------------------------------
Provision for Taxes (FTE)                         14,208        14,193            15
--------------------------------------------------------------------------------------
Net Income                                        27,067        28,513        (1,446)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Per Share Data: (Diluted) (1) (2)
--------------------------------------------------------------------------------------
Net Income                                           .43           .44          (.01)
--------------------------------------------------------------------------------------
Net Income (Cash Basis) (3)                          .43           .45          (.02)
--------------------------------------------------------------------------------------
Average Diluted Shares Outstanding                63,523        64,383          (860)
--------------------------------------------------------------------------------------
Book Value at 6-30                                 12.05         10.83          1.22
--------------------------------------------------------------------------------------
Stock Price at 6-30                                23.00         24.24         (1.24)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Performance Ratios:
--------------------------------------------------------------------------------------
Return on Average Assets                            1.12%         1.24%         (.12)
--------------------------------------------------------------------------------------
Return on Average Equity (4)                       15.35         17.31         (1.96)
--------------------------------------------------------------------------------------
Net Interest Margin (FTE)                           3.35          3.71          (.36)
--------------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)        53.70         54.67          (.97)
--------------------------------------------------------------------------------------
Net Charge-offs to Average Loans                     .60           .23           .37
--------------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans             1.74          1.37           .37
--------------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans                2.60           .71          1.89
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Balance Sheet:                                                               % Change
--------------------------------------------------------------------------------------
Average Assets                                 9,664,709     9,222,355          4.8%
--------------------------------------------------------------------------------------
End of Period Balances:
--------------------------------------------------------------------------------------
Assets                                         9,737,717     9,299,495          4.7
--------------------------------------------------------------------------------------
Commercial and Consumer Loans                  4,676,043     4,620,702          1.2
--------------------------------------------------------------------------------------
Residential Real Estate Loans                    951,530     1,272,529        (25.2)
--------------------------------------------------------------------------------------
Core Deposits (Excluding Brokered CD's)        6,206,153     6,249,231          (.7)
--------------------------------------------------------------------------------------
Shareholders' Equity                             765,662       695,396         10.1
--------------------------------------------------------------------------------------

(FTE) Fully taxable equivalent basis.
(1) All share and per share data have been adjusted for stock dividends and stock splits.
(2)  Assumes conversion of stock options.
(3)  Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $705,382 and $659,047, respectively, for 2003 and 2002, which excludes other comprehensive income.

Old National Bancorp
Financial Highlights
($ in thousands except per share data)

                                                   Six Months Ended
                                                        June 30
-------------------------------------------------------------------------------------

                                                  2003          2002         Change
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Income Data:
-------------------------------------------------------------------------------------
Net Interest Income (FTE)                     $  151,007    $  159,973    $   (8,966)
-------------------------------------------------------------------------------------
Noninterest Income                                82,353        59,108        23,245
-------------------------------------------------------------------------------------
Securities Gains                                  23,480         2,523        20,957
-------------------------------------------------------------------------------------
Total Revenue (FTE)                              256,840       221,604        35,236
-------------------------------------------------------------------------------------
Provision for Loan Losses                         31,500        15,000        16,500
-------------------------------------------------------------------------------------
Other Expense                                    144,125       121,809        22,316
-------------------------------------------------------------------------------------
Income before Taxes                               81,215        84,795        (3,580)
-------------------------------------------------------------------------------------
Provision for Taxes (FTE)                         27,888        28,421          (533)
-------------------------------------------------------------------------------------
Net Income                                        53,327        56,374        (3,047)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Per Share Data: (Diluted) (1) (2)
-------------------------------------------------------------------------------------
Net Income                                           .84           .87          (.03)
-------------------------------------------------------------------------------------
Net Income (Cash Basis) (3)                          .85           .88          (.03)
-------------------------------------------------------------------------------------
Average Diluted Shares Outstanding                63,639        64,334          (695)
-------------------------------------------------------------------------------------
Book Value at 6-30                                 12.05         10.83          1.22
-------------------------------------------------------------------------------------
Stock Price at 6-30                                23.00         24.24         (1.24)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Performance Ratios:
-------------------------------------------------------------------------------------
Return on Average Assets                            1.11%         1.23%         (.12)
-------------------------------------------------------------------------------------
Return on Average Equity (4)                       15.21         17.43         (2.22)
-------------------------------------------------------------------------------------
Net Interest Margin (FTE)                           3.41          3.76          (.35)
-------------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)        56.11         54.97          1.14
-------------------------------------------------------------------------------------
Net Charge-offs to Average Loans                     .75           .28           .47
-------------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans             1.74          1.37           .37
-------------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans                2.60           .71          1.89
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Balance Sheet:                                                               % Change
-------------------------------------------------------------------------------------
Average Assets                                 9,582,960     9,145,708           4.8%
-------------------------------------------------------------------------------------
End of Period Balances:
-------------------------------------------------------------------------------------
Assets                                         9,737,717     9,299,495           4.7
-------------------------------------------------------------------------------------
Commercial and Consumer Loans                  4,676,043     4,620,702           1.2
-------------------------------------------------------------------------------------
Residential Real Estate Loans                    951,530     1,272,529         (25.2)
-------------------------------------------------------------------------------------
Core Deposits (Excluding Brokered CD's)        6,206,153     6,249,231           (.7)
-------------------------------------------------------------------------------------
Shareholders' Equity                             765,662       695,396          10.1
-------------------------------------------------------------------------------------

(FTE) Fully taxable equivalent basis.
(1) All share and per share data have been adjusted for stock dividends and stock splits.
(2)  Assumes conversion of stock options.
(3)  Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $701,300 and $646,966, respectively, for 2003 and 2002, which excludes other comprehensive income.

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